Exhibit (14)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated February 13, 2003 relating to the financial statements and financial highlights of CDC Nvest Balanced Fund (a series of CDC Nvest Funds Trust I) and CDC Nvest Growth and Income Fund (a series of CDC Nvest Funds Trust II) appearing in the December 31, 2002 Annual Report to Shareholders, which is also incorporated by reference into the Registration Statement. We further consent to the references to us under the headings "Financial Highlights", "Financial Statements" and "Independent Accountants" in the Registration Statement. We also consent to the references to us under the headings "Fund Performance" and "Independent Accountants" in the Prospectuses and Statement of Additional Information of CDC Nvest Equity Funds dated May 1, 2002 which are incorporated by reference into the Registration Statement.


/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 21, 2003